POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Jane E. Trust, Christopher Berarducci and George P. Hoyt with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Director and/or officer of Clarion Partners Real Estate Income Fund Inc. (i) the registration statement on Form N-2 (including amendments thereto), to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable or (ii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 26th day of April, 2022.

Signature	Title

/s/ Jane E. Trust Jane E. Trust	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Christopher Beraducci Christopher Beraducci	Principal Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Robert D. Agdern	Director
Robert D. Agdern

/s/ Carol L. Colman	Director
Carol L. Colman

/s/ Daniel P. Cronin	Director
Daniel P. Cronin

/s/ Paolo M. Cucchi	Director
Paolo M. Cucchi

/s/ William R. Hutchinson	Director
William R. Hutchinson

/s/ Eileen A. Kamerick	Director
Eileen A. Kamerick

/s/ Nisha Kumar	Director
Nisha Kumar